Exhibit 99.1

COMSovereign Appoints David Knight as Chief Executive Officer and President

- Company to Continue Corporate Transition, Focusing on Revenue Generation Activities in its Wireless Connectivity and Tethered Drone Units -

DALLAS, TEXAS – November 29, 2022 – COMSovereign Holding Corp. (NASDAQ: COMS and COMSP) (“COMSovereign” or the “Company”), a U.S.-based developer of 4G LTE Advanced and 5G communication systems and solutions, today announced that the Board of Directors has unanimously appointed David Knight as Chief Executive Officer, President, and a Director of the Company on November 23, 2022.

Mr. Knight was initially named interim CEO on September 7, 2022, following the departures of the Company’s CEO and its President. Working with the Board of Directors, Mr. Knight has been implementing a series of business process improvements and refocusing activities which include streamlining operations and reducing costs. These efforts also include engaging with customers and partners in an effort to maximize the value of the Company’s wireless communications and tethered drone products, its Intellectual Property portfolio, and identifying new revenue-generating opportunities.

“I wish to thank the Board for their vote of confidence as we continue to address the challenges facing the Company,” stated David Knight. “As interim CEO, I have evaluated and analyzed COMSovereign and its roadmap, and I am confident in its significant potential and value. We have crafted a clear vision for COMSovereign as stated in my recent update letter, and we are committed to the execution of our plan designed to refocus the Company and improve its ability to service customers and generate meaningful revenue.”

COMSovereign’s Board of Directors issued a statement saying, “David’s dedication and leadership since his appointment as interim CEO has been a critical factor in our ability to execute against the Company’s ongoing business transition activities. The Board is unanimous in support as he and the team work diligently to ensure we capitalize on the strength and value of our current offerings today and are positioned to realize the exciting new technologies and capabilities envisioned for tomorrow.”

For more information about COMSovereign, please visit www.COMSovereign.com and connect with us on Facebook and Twitter.

About COMSovereign Holding Corp.

COMSovereign Holding Corp. (Nasdaq: COMS) has assembled a portfolio of communications technology companies that enhance connectivity across the entire data transmission spectrum. Through strategic acquisitions and organic research and development efforts, COMSovereign has become a U.S.-based communications provider able to provide 4G LTE Advanced and 5G telecom solutions to network operators and enterprises. For more information about COMSovereign, please visit www.COMSovereign.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Steve Gersten, Director of Investor Relations

COMSovereign Holding Corp.

813-334-9745

investors@comsovereign.com

and

Media Relations for COMSovereign Holding Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net